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                                                                  Exhibit 32

              CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
                     AS ADOPTED PURSUANT TO SECTION 906
                      OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of The Kellwood Company (the "Company") on Form 10-Q for the period ended August 2, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), each of the undersigned hereby individually certify that, pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

         (1) The Report fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934; and

         (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company as of and for the period covered in the Report.





 /s/ Hal J. Upbin
-------------------------------------------------------
Hal J. Upbin, Chairman, President and Chief Executive Officer

September 4, 2003



 /s/ W. Lee Capps, III
-------------------------------------------------------
W. Lee Capps, III, Senior Vice President Finance and Chief Financial Officer

September 4, 2003




A SIGNED ORIGINAL OF THIS WRITTEN STATEMENT REQUIRED BY SECTION 906 HAS BEEN PROVIDED TO KELLWOOD COMPANY AND WILL BE RETAINED BY KELLWOOD COMPANY AND FURNISHED TO THE SECURITIES AND EXCHANGE COMMISSION OR ITS STAFF UPON REQUEST.